UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 20, 2022

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

001-36741	46-1259100
(Commission File Number)	IRS Employer Identification No.

105 West 8th Street
Port Angeles, Washington 98362
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FNWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 20, 2022, First Northwest Bancorp (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with NexBank (the “Lender”) that provides the Company with a $20 million revolving line of credit (the “Credit Facility”) secured by a blanket lien on all of the Company’s personal property assets (with certain exclusions), including all the outstanding shares of the Company’s wholly owned subsidiary First Fed Bank, under a Security Agreement in favor of the Lender. The Credit Facility matures on May 19, 2023, unless extended pursuant to the Loan Agreement. Borrowed amounts under the Credit Facility will bear interest at a rate equal to fifty basis points (0.50%) above the Prime Rate quoted in the Wall Street Journal, calculated daily, but in no case less than 4.00% (the “Applicable Rate”). As of May 23, 2022, the Applicable Rate is 4.50%.

The Loan Agreement contains customary affirmative and negative covenants and requirements relating to the Company and its operations, including a requirement that each of the Company and First Fed Bank maintain a leverage ratio of eight percent or greater as of the end of each fiscal quarter. “Leverage ratio” means the ratio (expressed as a percentage) as of the last day of any fiscal quarter of (a) Tier 1 capital (as defined in regulations of the applicable banking regulator) to (b) average total assets. Accrued interest is payable on the last day of each calendar quarter on the borrowed amount outstanding on the Revolving Credit Note, with amounts, if any, paid in addition to accrued interest, late charges or similar amounts applied to reduction of the borrowed amount.

The Security Agreement also contains customary affirmative and negative covenants, as well as requirements relating to the Company’s pledge of all of the outstanding shares of First Fed Bank. If an event of default as defined in the Loan Agreement occurs, the Lender may declare any outstanding obligations under the Loan Agreement to be immediately due and payable and may enforce any liens or security interests under the Security Agreement.

The foregoing summary of the Loan Agreement, the Security Agreement and the Revolving Credit Note does not purport to be complete and is subject and qualified by reference to the documents attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

EXHIBIT INDEX

Exhibit	Description

10.1	Loan Agreement, dated as of May 20, 2022, by and between First Northwest Bancorp and NexBank

10.2	Security Agreement, dated as of May 20, 2022, by and among First Northwest Bancorp and NexBank

10.3	Revolving Credit Note dated May 20, 2022, of First Northwest Bancorp

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2022
/s/ Matthew P. Deines
By: Matthew P. Deines
President and Chief Executive Officer

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